UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 1, 2005

CERADYNE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-13059	33-0055414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3169 Red Hill Avenue, Costa Mesa, CA	92626
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (714) 549-0421

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 1, 2005, Ceradyne, Inc. issued a press release announcing that it is offering to sell, subject to market and other conditions, 1,800,000 shares of its common stock in an underwritten public offering. Ceradyne intends to grant the underwriters a 30-day option to purchase up to an additional 270,000 shares of common stock to cover over-allotments. All of the shares are being offered by Ceradyne.

Ceradyne also announced in the press release that, concurrently with the offering of common stock, it is offering to sell, subject to market and other conditions, $100 million aggregate principal amount of senior subordinated convertible notes due 2035 in an underwritten public offering. Ceradyne intends to grant the underwriters a 13-day option to purchase up to an additional $10 million of notes to cover over-allotments.

The common stock offering and senior subordinated convertible note offering are being conducted as separate public offerings by means of separate prospectus supplements pursuant to a registration statement on Form S-3 (Registration Statement No. 333-129197), and the offerings are not contingent upon each other.

A copy of the press release dated December 1, 2005 is filed as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with Section 305(b) of the Trust Indenture Act of 1939, the Statement of Eligibility and Qualification on Form T-1 of Union Bank of California, National Association to act as trustee under the indenture relating to the senior subordinated convertible notes due 2035 is filed as Exhibit 25.1 to this Current Report on Form 8 K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939.
99.1	Press release of Ceradyne, Inc. dated December 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERADYNE, INC.

December 6, 2005	By:	/s/ Jerrold J. Pellizzon
Jerrold J. Pellizzon
Chief Financial Officer, Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939.
99.1	Press release of Ceradyne, Inc. dated December 1, 2005.